Exhibit 99.1

Baxano Surgical Announces Preliminary Fourth Quarter and Full Year 2013 Unaudited Revenue

RALEIGH, NC -- (GLOBE NEWSWIRE) -- January 13, 2014 -- Baxano Surgical, Inc. (NASDAQ: BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced preliminary unaudited revenue for fourth quarter and full fiscal year 2013 in anticipation of investor meetings in San Francisco during the week of January 13th.

Preliminary unaudited revenue for the fourth quarter of 2013 is expected to be approximately $6.0 million, representing a 44% increase from revenue of $4.1 million in the fourth quarter of 2012 and a 5% increase from revenue of $5.7 million in the third quarter of 2013. The Company previously issued revenue guidance in the range of $5.8 - $6.5 million for the fourth quarter ending December 31, 2013.

Preliminary revenue for the full fiscal year 2013 is expected to be $18.6 million, representing a year-over-year growth of 28% over fiscal year 2012 revenue of $14.6 million. On a pro forma basis, as if Baxano, Inc. had been owned for the full year, fiscal 2013 revenue would have been $23.3 million. This compares to the Company’s previously issued pro forma total revenue guidance in the range of $23.2 - $23.9 million for the full fiscal year 2013.

“We are pleased with our end of year performance as we completed merger integration activities and have started to see stronger performance from some of our core products,” said Ken Reali, President and CEO of Baxano Surgical. “Growth in the fourth quarter was primarily driven by improved performance in our iO-Flex® decompression instrument and VEO® direct lateral system both of which enjoyed solid sequential quarterly growth from the third quarter.”

Because the Company’s results of operations for fiscal year 2013 have not yet been finalized, the preliminary results included in this press release are subject to change as a result of the period-end closing process and the audit of the Company’s financial statements by its independent registered public accounting firm. See “Caution Concerning Forward-Looking Statements and Preliminary Financial Results.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including pro forma revenue, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to reflect the Baxano acquisition as if it had occurred at the beginning of 2013 are useful adjuncts to the GAAP “as reported” financial measures. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing non-GAAP measures that adjust for the combined historical results of Baxano Surgical and Baxano allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measures.

Baxano Surgical, Inc.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(in thousands)

(Unaudited)

GAAP revenue for the year ended December 31, 2013	$18,582

Baxano, Inc. revenue for period prior to 5/31/13 merger date	4,725

Pro Forma revenue for the year ended December 31, 2013	$23,307

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system, the iO-Flex system, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures and the iO-Tome™ instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF, VEO, iO-Flex and iO-Tome are registered trademarks of Baxano Surgical.

Caution Concerning Forward Looking Statements and Preliminary Financial Results

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, our ability to raise additional capital, our ability to comply with our settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, stockholder class action lawsuits, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

In addition, the Company is currently undergoing its year-end closing and audit process, which is not expected to be completed for some time after the date of this press release. Because the Company’s results of operations for the fiscal year ended December 31, 2013 have not yet been finalized, the preliminary results included in this press release are subject to change as a result of the period-end closing process and the audit of the Company’s financial statements by its independent registered public accounting firm, PricewaterhouseCoopers LLP. These changes may be material. The preliminary financial results included in this press release have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not completed its audit of the Company’s fiscal 2013 financial statements, and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any form of assurance with respect to these preliminary financial results. These preliminary financial results are not (and the Company’s final financial results will not be) necessarily indicative of results of future operations. Accordingly, readers should not place undue reliance on the Company’s preliminary or final financial results. These preliminary financial results should be read in conjunction with the Company’s previously disclosed consolidated historical financial statements (and related notes).

Contact:

Baxano Surgical Inc.

Tim Shannon, VP Finance and Interim Chief Financial Officer

919-926-8762

or

Westwicke Partners

Mark Klausner

443-213-0501

baxanosurgical@westwicke.com

Source: Baxano Surgical, Inc.